Exhibit 10.3

RIGHTS OF FIRST REFUSAL AND FIRST OFFER AGREEMENT

between

UNITED MARITIME CORPORATION

and

SEANERGY MARITIME HOLDINGS CORP.

TABLE OF CONTENTS

i

RIGHTS OF FIRST REFUSAL AND FIRST OFFER AGREEMENT

This Rights of First Refusal and First Offer Agreement (this “Agreement”) is made effective as of July 5, 2022 between Seanergy Martime Holdings Corp., a Marshall Islands corporation (the “Parent”), and United Maritime Corporation, a Marshall Islands corporation (the “Company”).

RECITALS

WHEREAS, the Company is a wholly owned subsidiary of the Parent, and the Parent intends to distribute of all of the Company’s issued and outstanding common shares to the Parent’s shareholders (the “Spin-Off”) such that the Company will be an independent publicly traded company following the Spin-Off;

WHEREAS, in connection with the Spin-Off, the Company desires to grant the Parent a right of first refusal (a) to purchase or charter-in any Capesize Vessel when and if the Company determines to purchase or charter-in such a Capesize Vessel, and (b) to accept for a Parent Group Member chartering opportunities presented to Capesize Vessels owned by any Company Group Member; and

WHEREAS, in connection with the Spin-Off, each of the Parent and the Company desires to grant the other a right of first offer to acquire any Capesize Vessel when and if either Party determines to sell such Capesize Vessel.

WHEREAS, in consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acquiring Party” has the meaning given such term in Section 2.2.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question.

“Agreement” means this Rights of First Refusal and First Offer Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 5.7.

“Board” means the Board of Directors of the Parent or the Company, as applicable.

“Break-up Costs” means the aggregate amount of any and all additional taxes and/or duties, flag administration, financing, legal and other similar costs, fees and expenses to the Company Group Member that would be required to transfer, or result from the transfer of the Capesize Vessel acquired, directly or indirectly, by the Company Group Member as part of a larger transaction to a Parent Group Member pursuant to Sections 2.1.

“Capesize Vessel” means a drybulk vessel with a carrying capacity of over 100,000 deadweight tons.

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; and (c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

“Charter Offer” has the meaning given such term in Section 3.2.

“Charter Offeree” has the meaning given such term in Section 3.2.

“Chartered Asset” has the meaning given such term in Section 3.2.

“Company” has the meaning given such term in the Preamble.

“Company Group Member” means the Company and any of its direct or indirect subsidiaries.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Offer Negotiation Period” has the meaning given such term in Section 4.2(b).

“Offer” has the meaning given such term in Section 2.2.

“Offered Asset” has the meaning given such term in Section 2.2.

“Offeree” has the meaning given such term in Section 2.2.

“Parent” has the meaning given such term in the Preamble.

“Parent Group Members” means the Parent and any of its direct or indirect subsidiaries, but shall exclude the Company and any other Company Group Member.

“Parties” means the parties to this Agreement and their respective successors and permitted assigns.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

“Sale Assets” has the meaning given such term in Section 4.2(a).

“Spin-Off” has the meaning given such term in the Recitals.

“Transfer” means any transfer, assignment, sale or other disposition of any Capesize Vessel owned by any Parent Group Member or Company Group Member, as applicable; provided, however, that such term shall not include (i) transfers, assignments, sales or other dispositions from any Parent Group Member to another Parent Group Member or from any Company Group Member to another Company Group Member, (ii) transfers, assignments, sales or other dispositions, pursuant to the terms of any related charter or other agreement with a contractual counterparty existing on the date hereof; (iii) grants of security interests in or mortgages or liens in such Capesize Vessel in favor of a bona fide third party lender; (iv) the foreclosure of any security interest, mortgage or lien in any such Capesize Vessel, (v) a sale and leaseback or similar transaction which is accounted for under United States generally accepted accounting principles as a financial lease or (vi) the chartering of vessels, including bareboat charters, or the entry of vessels into vessel pools.

“Transfer Notice” has the meaning given such term in Section 4.2(a).

“Transferring Party” has the meaning given such term in Section 4.2(a).

“Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

ARTICLE II

RIGHTS OF FIRST REFUSAL FOR ACQUISITIONS; PROCEDURES

Section 2.1 Rights of First Refusal for Acquisitions. The Company hereby grants the Parent a right of first refusal to acquire any Capesize Vessel that a Company Group Member proposes to acquire (including the acquisition of a controlling interest in a business or package of assets that owns, operates or charters Capesize Vessels) or charter-in (in each case, other than from another Company Group Member, a Parent Group Member or in respect of a sale and leaseback or similar transaction which is accounted for under United States generally accepted accounting principles as a financial lease) after such Company Group Member enters into a binding agreement (including a recap) that sets forth the terms upon which it would acquire or charter-in such Capesize Vessel.

Section 2.2 Procedures. In the event that a Company Group Member enters an agreement to acquire or charter-in any Capesize Vessel in accordance with Section 2.1, then as soon as practicable or in any event not later than 3 calendar days after entering an agreement that sets forth the terms upon which it would acquire or charter-in such Capesize Vessel, such Company Group Member (the “Acquiring Party”) shall notify the Parent in writing and offer the Parent (the “Offeree”) the opportunity for any Parent Group Member to purchase or charter-in such Capesize Vessel (the “Offered Asset”), on terms no less favorable than those offered to or by the Company Group Member, as applicable, plus any applicable Break-up Costs (the “Offer”). The Offer shall set forth the Acquiring Party’s proposed terms relating to the purchase or charter-in of the Offered Asset by the applicable Parent Group Member, including any liabilities to be assumed by the applicable Parent Group Member as part of the Offer. As soon as practicable after the Offer is made, the Acquiring Party will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Acquiring Party relating to the Offered Asset and reasonably requested by the Offeree. The decision to purchase or charter-in the applicable Offered Asset, the purchase price or charter hire to be paid and the charter period for the applicable Offered Asset, and the other terms of the purchase or charter shall be approved by the independent directors of the Board and recommended to the Board for approval. As soon as practicable, but in any event, within 5 calendar days after receipt of the Offer with respect to a single vessel transaction, or a period of 14 calendar days with respect to a multi-vessel transaction, the Offeree shall notify the Acquiring Party in writing that either:

(a)          The Board has elected not to cause a Parent Group Member to purchase or charter-in such Offered Asset, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own, operate, charter-in or charter-out such Offered Asset, provided that the Parent shall retain the right of first refusal for such Capesize Vessel or Vessels in Section 2.1 with respect to any purchase option under a charter.; or

(b)          The Board has elected to cause a Parent Group Member to purchase such Offered Asset. After receipt by the Acquiring Party of the Board’s election to cause a Parent Group Member to purchase the Offered Asset, the Board shall cause such Parent Group Member to purchase the Offered Asset on the terms set forth in the Offer as soon as commercially practicable after such agreement has been reached.

Section 2.3 Enforcement.

Each Party agrees and acknowledges that the other Party may not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article II, and that any breach by any such Party of its covenants and agreements set forth in this Article II could result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article II of this Agreement.

ARTICLE III

RIGHTS OF FIRST OFFER

Section 3.1 Rights of First Offer.

(a)          The Parent hereby grants the Company a right of first offer on any proposed Transfer of any Capesize Vessel that any Parent Group Member owns or acquires.

(b)          The Company hereby grants the Parent a right of first offer on any proposed Transfer of any Capesize Vessel that any Company Group Member owns or acquires.

(c)          The Parties acknowledge that all potential Transfers of Capesize Vessels pursuant to this Article III are subject to obtaining any and all written consents of governmental authorities and other non-Affiliated third parties and to the terms of all existing agreements in respect of such Capesize Vessels, as applicable. Each Party shall use its commercially reasonable best efforts to obtain such consents.

Section 3.2 Procedures for Rights of First Offer.

(a)          In the event that any Company Group Member or Parent Group Member (each, a “Transferring Party”) proposes to Transfer any Capesize Vessel (the “Sale Assets”), prior to engaging in any negotiation for such Transfer with any non-Affiliated third party or otherwise offering to Transfer the Sale Assets to any non-Affiliated third party, such Transferring Party shall give the Company or the Parent, as applicable, written notice setting forth all material terms and conditions (including, without limitation, the purchase price for which such Transferring Party desires to Transfer the Sale Assets) (the “Transfer Notice”).

(b)          After delivery of the Transfer Notice, and at the Company’s or Parent’s election, as applicable (following approval by the independent directors of the applicable Board), the Parties then shall be obligated to negotiate in good faith for a 10 calendar-day period following the delivery by the Transferring Party of the Transfer Notice (the “First Offer Negotiation Period”) to reach an agreement for the Transfer of such Sale Assets to any Company Group Member or Parent Group Member, as applicable, on the terms and conditions set forth in the Transfer Notice. If no such agreement has been reached between the Transferring Party and the Company or the Parent during the First Offer Negotiation Period, the Transferring Party may Transfer the Sale Assets to a third party; provided that if the Transferring Party has not Transferred or agreed in writing to Transfer such Sale Assets to a third party within 180 calendar days after the end of the First Offer Negotiation Period on terms generally no less favorable to the Transferring Party than those included in the Transfer Notice, then the Transferring Party shall not thereafter Transfer any of the Sale Assets without first offering such assets to the Company or Parent, as applicable, in the manner provided above.

Section 3.3 Enforcement. Each Party agrees and acknowledges that the other Parties may not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article III, and that any breach by any such Party of its covenants and agreements set forth in this Article III could result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article III of this Agreement.

ARTICLE IV

CHARTERING OPPORTUNITIES

Section 4.1 Chartering Opportunities. The Parties acknowledge and agree that during the term of this Agreement, depending on a number of facts and circumstances that may exist at any given time when a Capesize Vessel owned by any Parent Group Member (a “Parent Vessel”) and a Capesize Vessel owned by a Company Group Member (a “Company Vessel”) are both available for charter, Parent’s management subsidiaries, in their performance of commercial management services, may have a conflict of interest in pursuing charter opportunities for a Company Vessel and Parent Vessel, and the Company acknowledges that no Parent Group Member shall be obliged to present any chartering opportunity which is determined, in such Parent Group Member’s sole discretion, to be suitable for a Parent Vessel to any Company Group Member.

Section 4.2 Procedures for Right of First Refusal on Chartering Opportunities. Except for any charting opportunity presented by a Parent Group Member to any Company Group Member, with respect to which the right of first refusal set forth in this section shall be deemed waived, any Company Group Member presented with a chartering opportunity (excluding renewals and extensions of existing charters and charters with a term of 13 months or less) for a Capesize Vessel shall grant the Parent a right of first refusal to accept such opportunity for a Parent Vessel before pursuing such potential charter opportunity for a Company Vessel by delivering a notice of the potential charter opportunity (the “Charter Notice”) to the Parent setting forth the material terms of the potential charter opportunity. Upon receipt of a Charter Notice, the Parent shall have two business days to consider the potential charter opportunity and to accept or reject such opportunity. In the event that the Parent does not elect to accept the potential charter opportunity within two business days, the Company shall be free to pursue such opportunity for a Company Vessel for a period of 15 calendar days on the same terms and conditions as set forth in the Charter Notice.

Section 4.3 Enforcement. Each Party agrees and acknowledges that the other Parties may not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article IV, and that any breach by any such Party of its covenants and agreements set forth in this Article IV could result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article IV of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Certain Covenants. Each of the Parent and the Company hereby agree and covenant to use commercially reasonable best efforts to cause the other Parent Group Members and Company Group Members, respectively, to comply with the provisions of this Agreement.

Section 5.2 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereto submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or, if jurisdiction in that court is not available, then any state court located within the Borough of Manhattan, City of New York) for any and all legal actions arising out of or in connection with this Agreement.

Section 5.3 Notice. All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by delivering such notice in person or by prepaid private-courier, telecopier, facsimile or email to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier, facsimile or email shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement, or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 5.3.

Section 5.4 Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein. For the avoidance of doubt, the parties expressly agree that this Agreement shall not take effect until the Spin-Off occurs, and if no such Spin-Off occurs, this Agreement will be of no force and effect.

Section 5.5 Termination. Upon a Change of Control of the Company or the Parent, the provisions of Articles II, III and IV of this Agreement (but not less than all of such Articles) shall terminate immediately.

Section 5.6 Waiver; Effect of Waiver or Consent. Any Party hereto may (a) extend the time for the performance of any obligation or other act of any other Party hereto or (b) waive compliance with any agreement or condition contained herein. Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the Party or Parties to be bound thereby. No waiver or consent, express or implied, by any Party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

Section 5.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

Section 5.8 Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other Parties hereto.

Section 5.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 5.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 5.11 Gender, Parts, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

Section 5.12 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 5.13 Withholding or Granting of Consent. Each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 5.14 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

Section 5.15 Negotiation of Rights of the Parties. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no shareholder, member, assignee or other Person of the Parties shall have the right, separate and apart from the Parties, as applicable, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first written above.

UNITED MARITIME CORPORATION

By:	/s/ Stavros Gyftakis
Name:	Stavros Gyftakis
Title:	Chief Financial Officer

Address for Notice:

United Maritime Corporation 154 Vouliagmenis Avenue
166 74 Glyfada, Greece
Attention: General Counsel
Attention (email): legal@usea.gr

(Signature Page to Rights of First Refusal and First Offer Agreement)

SEANERGY MARITIME HOLDINGS CORP.

By:	/s/ Stamatios Tsantanis
Name:	Stamatios Tsantanis
Title:	Chief Executive Officer

Address for Notice:

Seanergy Martime Holdings Corp. 154 Vouliagmenis Avenue
166 74 Glyfada, Greece
Attention: General Counsel
Attention (email): legal@seanergy.gr

(Signature Page to Rights of First Refusal and First Offer Agreement)